EXHIBIT 3.1
                                                                     -----------

                            ARTICLES OF INCORPORATION

                                       OF

                              LP INNOVATIONS, INC.


      The undersigned, being the original incorporator herein named, for the purpose of forming a corporation under Title 7, Chapter 78 of the Nevada Revised Statutes (the "NRS"), does hereby adopt and make the following Articles of Incorporation.


            FIRST: The name of the corporation is LP Innovations, Inc. (the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511, and the name of its resident agent at such address is The Corporation Trust Company of Nevada.

            THIRD: The nature of the business or purpose to be conducted or promoted is as follows:

            To conduct or engage in any lawful act or activity for which corporations may be organized under the NRS.

            FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue shall be 39,000,000 shares of Common Stock having a par value of $0.01 per share, amounting to an aggregate par value of $390,000, and 1,000,000 shares of Preferred Stock having a par value of $0.01 per share, amounting to an aggregate par value of $10,000.

            The voting power, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions of the above classes of stock are as follows:

                                 PREFERRED STOCK
                                 ---------------

            The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (a) The number of shares constituting that series and the distinctive designation of that series;

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            (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

            (h) Any other relative powers, rights, preferences and limitations of that series.

                                  COMMON STOCK
                                  ------------

            The holders of the Common Stock shall be entitled to one vote for each share of Common Stock registered in the name of such holder. The holders of the Common Stock shall be entitled to such dividends as may from time to time be declared by the Board, but only when and as declared by the Board, out of any funds legally available for declaration of dividends, and subject to any provisions of these Articles of Incorporation, as amended from time to time, or of resolutions of the Board adopted pursuant to authority herein contained, requiring that dividends be declared, paid or set aside upon the outstanding shares of Preferred Stock of any series or upon the outstanding shares of any other class of capital stock ranking senior to the Common Stock as to dividends or that the Corporation fulfill any obligations it may have with respect to the redemption of any outstanding Preferred Stock as a condition to the declaration and/or payment of any dividend on the Common Stock; but no such provisions shall restrict the declaration or payment of any dividend or distribution on the Common Stock payable solely in shares of Common Stock. In the event of the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to share pro rata in the net assets available for distribution to holders of Common Stock after satisfaction of the prior claims of the holders of shares of Preferred Stock of any series and shares of any other class of capital stock ranking senior to the Common Stock as to assets, in accordance with the provisions of these Articles of Incorporation, as amended from time to time, or of resolutions of the Board adopted pursuant to authority herein contained.


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            FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

            (a) Subject to the limitations and exceptions, if any, contained in the bylaws of the Corporation (the "Bylaws"), the Bylaws may be adopted, amended or repealed by the Board.

            (b) Elections of directors need not be by written ballot.

            (c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Nevada at such location as may be designated by the Board or in the Bylaws.

            SIXTH: The Corporation is to have perpetual existence.

            SEVENTH: The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the NRS as the same exists or hereafter may be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any bylaw, agreement, vote of directors or stockholders or otherwise.

            EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted under the NRS, as amended or supplemented. No amendment or repeal of this Article EIGHTH shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and these Articles of Incorporation and all rights conferred upon stockholders herein are granted subject to this reservation.



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            TENTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board, which initially shall consist of two (2) directors. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation, except that at no time shall there be less than one director. The name and business address of each of the initial members of the Board are:

      Name                          Address
      ----                          -------

   David A. Levin             c/o Casual Male Retail Group, Inc.
                              555 Turnpike Street
                              Canton, Massachusetts  02021

   Dennis R. Hernreich        c/o Casual Male Retail Group, Inc.
                              555 Turnpike Street
                              Canton, Massachusetts  02021

            ELEVENTH: The name and business street address of the incorporator signing these Articles of Incorporation is:

      Name                          Address
      ----                          -------

LP Innovations, Inc.          330 Turnpike Street
(a Delaware corporation)      Canton, Massachusetts  02021




                          [SIGNATURE PAGE FOLLOWS]



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


      IN WITNESS WHEREOF, these Articles of Incorporation have been duly executed this 15th day of November, 2002.



                                   LP Innovations, Inc. (a Delaware corporation)


                                   By: /s/ Dennis R. Hernreich
                                      -----------------------------------------
                                      Name:  Dennis R. Hernreich
                                      Title: Senior Vice President



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